UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2019

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange
2013 Series B due 2073	PPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2019, PPL Corporation ("PPL" or the "Company") announced the appointment of Vincent Sorgi to the position of President and Chief Operating Officer effective July 1, 2019. Mr. Sorgi, 47, has served as the Company's Executive Vice President and Chief Financial Officer since January 2019 and previously served as Senior Vice President and Chief Financial Officer beginning in 2014. Prior to that, he served as Vice President and Controller of the Company for more than four years. He also served for three years as controller for the Company's former supply segment, which comprised PPL Generation and PPL EnergyPlus. Mr. Sorgi started his career at the Company in 2006 as financial director of the PPL Generation subsidiary. Prior to joining PPL, he worked for Public Service Enterprise Group and Deloitte & Touche LLP. William H. Spence, the Company's current Chairman, President and Chief Executive Officer, will relinquish his role as President effective July 1, 2019 and will continue to serve as Chairman and Chief Executive Officer of the Company.

In connection with Mr. Sorgi's appointment as President and Chief Operating Officer of the Company, the Compensation, Governance and Nominating Committee of the Board of Directors (the "CGNC") approved adjustments to his compensation commensurate with his new role. Mr. Sorgi will receive an annual base salary of $700,000; his annual cash incentive target and long-term incentive target will be at the levels of 95% and 235% of annual base salary, respectively; and he will be granted an award of common stock units on July 1, 2019 in the aggregate amount of $162,500, with such award to be allocated between Restricted Stock Units and Performance Units in accordance with the Company's currently effective long-term incentive program.

On June 17, 2019, the Company also announced the appointment of Joseph P. Bergstein, Jr. to the position of Senior Vice President and Chief Financial Officer effective July 1, 2019. Mr. Bergstein, 48, has been with PPL since 1999 in a variety of finance and investor relations management roles, most recently serving as Vice President-Investor Relations and Corporate Development & Planning since January 2018. He was appointed Vice President-Investor Relations in 2012, and in addition to that role, has led the financial planning function for the Company since 2015, and served as Treasurer from 2016 to 2018. Prior to joining PPL, Mr. Bergstein worked for Amerigas Partners, L.P., where he held various positions.

In connection with Mr. Bergstein's appointment as Senior Vice President and Chief Financial Officer of the Company, the CGNC also approved adjustments to his compensation commensurate with his new role. Mr. Bergstein will receive an annual base salary of $500,000; his annual cash incentive target and long-term incentive target will be at the levels of 75% and 180% of annual base salary, respectively; and he will be granted an award of common stock units on July 1, 2019 in the aggregate amount of $332,068, with such award to be allocated between Restricted Stock Units and Performance Units in accordance with the Company's currently effective long-term incentive program. In addition, the CGNC authorized and approved the execution by the Company of the Company's form of Change in Control Severance Agreement (the "Agreement") with Mr. Bergstein substantially in the form applicable to named executive officers of the Company, other than the Chief Executive Officer, which is described on pages 68-70 of the Company's 2019 Proxy Statement filed with the Securities and Exchange Commission on April 2, 2019. Mr. Bergstein will enter into the Agreement effective July 1, 2019.

There are no arrangements or understandings between either Mr. Sorgi or Mr. Bergstein and any other person pursuant to which either individual was selected as an officer. There are no family relationships between either Mr. Sorgi or Mr. Bergstein and any director or executive officer of the Company. Neither Mr. Sorgi nor Mr. Bergstein has been party to any reportable transactions with the Company pursuant to Item 404(a) of Regulation S-K.

Section 7 - Regulation FD

Item 7.01.    Regulation FD Disclosure.

On June 17, 2019, the Company issued a press release relating to the announcement described in Item 5.02. A copy of the Company's press release is being furnished as Exhibit 99.1 to this Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information (including Exhibit 99.1) contained in Item 7.01 of this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall any such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

	99.1 -	Press Release, dated June 17, 2019, announcing certain PPL management promotions and position changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers
Vice President and Controller

Dated: June 17, 2019